EQ ADVISORS TRUST
Rule 10f-3 TRANSACTION SUMMARY
(SECURITIES PURCHASED IN AN OFFERING IN WHICH AN AFFILIATED UNDERWRITER PARTICIPATES)
FOR THE SIX MONTH PERIOD
"January 1, 2008 - June 30, 2008"
  Underwriter    Commission
  from Whom Principal Amount of Aggregate Amount Purchase  Spread or
Fund Name Purchase Date Purchased Purchase by Advisor of Offering Price Profit Security Affiliated Underwriter

EQ/Long Term Bond Portfolio (BlackRock) 01/18/08 Citigroup Global Markets "$5,000,000" "$130,000,000" $25.00 $0.79 "Citigroup, Inc." Merrill Lynch

EQ/JPMorgan Core Bond Portfolio 02/07/08 Citigroup Global Markets "$28,720,000" "$1,750,000,000" $99.05 0.88% Verizon Communications J.P. Morgan Securities Inc.

EQ/JPMorgan Core Bond Portfolio 02/25/08 Banc of America Securities "$12,505,000" "$1,500,000,000" $99.92 0.35% Hewlett-Packard Co. J.P. Morgan Securities Inc.

EQ/Evergreen Omega Portfolio 03/18/08 Goldman Sachs and Company / J.P. Morgan "$1,487,200" "$17,864,000,000" $44.00 $0.55 "Visa, Inc." Wachovia Securities

EQ/JPMorgan Core Bond Portfolio 03/19/08 "Barclays Capital, Inc." "$48,790,000" "$750,000,000" $99.75 0.48% Caterpillar Financial Services Corp. J.P. Morgan Securities Inc.

EQ/JPMorgan Core Bond Portfolio 03/24/08 Citigroup Global Markets "$27,210,000" "$400,000,000" $99.93 0.88% CSX Corp. J.P. Morgan Securities Inc.

EQ/Long Term Bond Portfolio (BlackRock) 04/10/08 J.P. Morgan Securities Inc. "$10,000,000" "$300,000,000" $99.68 $0.65 Monsanto Co. Merrill Lynch

EQ/JPMorgan Core Bond Portfolio 04/10/08 Citigroup Global Markets "$12,485,000" "$250,000,000" $98.53 0.88% Monsanto Co. J.P. Morgan Securities Inc.

EQ/JPMorgan Core Bond Portfolio 04/15/08 Lehman Brothers Inc. "$29,750,000" "$800,000,000" $99.86 0.88% "XTO Energy, Inc." J.P. Morgan Securities Inc.

EQ/JPMorgan Core Bond Portfolio 04/17/08 Banc of America Securities  "$36,495,000" "$600,000,000" $99.82 0.30% Principal Life Income Funding J.P. Morgan Securities Inc.

EQ/JPMorgan Core Bond Portfolio 04/25/08 Banc of America Securities  "$19,770,000" "$1,200,000,000" $99.99 0.65% Dr. Pepper Snapple Group J.P. Morgan Securities Inc.

EQ/Van Kampen Mid Cap Growth Portfolio 04/21/08 Goldman Sachs and Company "$12,000,000" "$960,000,000" $32.00 $1.92 "Intrepid Potash, Inc." Morgan Stanley

EQ/BlackRock Basic Value Equity Portfolio 05/12/08 J.P. Morgan Securities Inc. "$2,260,000" "$171,052,631" $38.00 $0.67 "American International Group, Inc." Merrill Lynch

EQ/Long Term Bond Portfolio (BlackRock) 05/01/08 Citigroup Global Markets "$25,000,000" "$600,000,000" $98.81 0.88% Chubb Corp. Merrill Lynch

EQ/JPMorgan Core Bond Portfolio 05/01/08 Lehman Brothers Inc. "$30,000,000" "$1,000,000,000" $99.83 0.30% Israel Electric Corp. Ltd. J.P. Morgan Securities Inc.

EQ/JPMorgan Core Bond Portfolio 05/12/08 Morgan Stanley Dean Witter "$23,000,000" "$2,500,000,000" $100.00 1.00% Wells Fargo Capital XIII J.P. Morgan Securities Inc.

EQ/JPMorgan Core Bond Portfolio 05/13/08 Citigroup Global Markets "$27,210,000" "$400,000,000" $100.00 1.00% "American International Group, Inc." J.P. Morgan Securities Inc.

EQ/Van Kampen Emerging Markets Equity Portfolio 05/06/08 Goldman Sachs and Company "$9,937,500" "$1,099,926,808" $13.25 $39.75 New World Resources NV Morgan Stanley

EQ/JPMorgan Core Bond Portfolio 06/23/08 UBS Investment Bank "$8,035,000" "$300,000,000" $99.46 0.88% Cameron International Corp. J.P. Morgan Securities Inc.

EQ/Short Duration Bond Portfolio 06/12/08 Credit Suisse Securities (USA) LLC / Lehman Brothers Inc. "$200,000,000" "$3,000,000,000" $99.76 0.08% Federal Home Loan Mortgage Corp. Merrill Lynch

EQ/Short Duration Bond Portfolio 06/18/08 Barclays Capital Inc. "$200,000,000" "$5,000,000,000" $99.89 0.05% Federal Home Loan Bank Merrill Lynch